CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the use in this Registration Statement on Form SB-2 of MVD, Inc. of our report dated July 17, 2000, relating to the financial statements of MVD, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.




                                     /s/ Lesley, Thomas, Schwarz & Postma, Inc.
                                     Lesley, Thomas, Schwarz & Postma, Inc.
                                     A Professional Accountancy Corporation





Newport Beach, California
October 31, 2000